SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):  January 27, 2000



                                The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut                 1-5224                       06-0548860
(State or other              (Commission                  (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                                 Not Applicable

   (Former name or former address, if changed since last report)








                       Exhibit Index is located on Page 4
                               Page 1 of 18 Pages

         Item 5.    Other Events.

                    1. On January 27, 2000 the Registrant announced fourth quarter 1999 results and first quarter 2000 dividends. Attached as Exhibit
(20)(i) is a copy of the Registrant's press release.

                    2. On January 27, 2000, The Stanley Works distributed a document containing Supplemental Fourth Quarter Information to its analysts and certain of its investors in advance of a teleconference call. Attached as
Exhibit 20 (iii) is a copy of the Supplemental Fourth Quarter Information.

         Item 7.    Financial Statements and Exhibits.

              (c) 20(i) Press Release dated January 27, 2000 announcing fourth quarter 1999 results and first quarter dividends.

                  20(ii)Cautionary   statements   relating  to  forward  looking
                        statements included in Exhibit 20 (i).

                  20(iii)Supplemental Fourth Quarter Information provided to its analysts and certain of its investors in advance of a teleconference call.

                               Page 2 of 18 Pages

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    THE STANLEY WORKS



Date: January 27, 2000              By:               Stephen S. Weddle
                                    Name:             Stephen S. Weddle
                                    Title:            Vice President, General
                                                           Counsel and Secretary

                               Page 3 of 18 Pages

                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                             Dated January 27, 2000



                      Exhibit No.               Page

                        20 (i)                    5

                        20 (ii)                  13

                        20 (iii)                 15


































                               Page 4 of 18 Pages

                                                               Exhibit 20 (i)



FOR IMMEDIATE RELEASE

STANLEY  REPORTS  4TH  QUARTER  1999  RESULTS

ALSO ANNOUNCES FIRST QUARTER DIVIDEND

New Britain, Connecticut, January 27, 2000: The Stanley Works (NYSE: "SWK") announced today that fourth quarter net income was $43.4 million, or $.48 per diluted share, excluding special credits and charges recorded in the quarter. This exceeded consensus Wall Street analyst estimates of $.46 per diluted share. In the same quarter last year, the company had "core" earnings of $44.5 million, or $.50 per diluted share. Pre-tax earnings of $66.7 million, excluding the special credits and charges, were 4% higher than the $64.0 million "core" pre-tax income earned in the fourth quarter of 1998. The quarter's effective income tax rate was 35% in 1999, compared with 30.5% in 1998 when favorable tax settlements and certain tax initiatives were finalized. Inclusive of the special credits and charges, discussed below, reported net income was $44.1 million, or $.49 per fully-diluted share.

Core results in prior reporting periods excluded restructuring charges, restructuring-related transition costs and certain other non-recurring costs. As promised and beginning with the third quarter of 1999, the additional disclosures of restructuring-related costs and "core" earnings ceased. Inclusive of such costs, the company earned $25.8 million, or $.29 per diluted share, in the fourth quarter of 1998.

Excluding effects of special credits and charges, net sales were $693 million, an increase of 3% over $676 million last year. Unit volume from ongoing business increased 3% and there was a 1% decline from foreign currency translation. On a segment basis, sales increased 1% in Tools and 7% in Doors. On a geographic basis, the sales increase was principally in the Americas.

John M. Trani, Chairman and Chief Executive Officer, commented: "We experienced volume increases in excess of 5% from most of the products we sell through consumer channels - specifically hand tools, consumer mechanics tools, entry doors, home decor and consumer storage (ZAG). Despite the liquidation of Hechinger, Hardware sales were flat with 1998 levels. There was also strength in sales of Mac(R) Tools, hydraulic tools, air tools and automatic doors to the industrial markets. Offsetting these consumer and industrial sales gains was a significant volume decline in industrial mechanics tools, where despite strong demand,

                               Page 5 of 18 Pages
difficulties resulting from the installation of a new distribution information system temporarily interrupted shipments. The distribution center problems have since been resolved. Our investments in new products and marketing programs are serving us well despite mixed underlying markets."

Gross margin improved 200 basis points to 35.3%, excluding special credits and charges, from "core" 1998 gross margin of 33.3%. This improvement is attributable to a combination of improved cost controls in operations, the company's extensive restructuring over the last two years and higher volume. "For the second consecutive quarter we made tremendous strides managing our manufacturing cost base and implementing related control systems. Our operations team is delivering on its commitment to rationalize our cost structure," Mr. Trani added.

Selling, general and administrative expenses, excluding special credits and charges, were 24.5% of sales, compared with 22.4% on a core basis in the fourth quarter of 1998. This increase reflects costs related to sales and marketing initiatives designed to drive sales growth at retail and some year-end strengthening of accounts receivable reserves.

Lower borrowings and interest rates produced a 15% reduction in interest expense to $7.6 million compared to $8.9 million last year. Due to higher interest income received in 1998 from a tax refund, net interest of $6.0 million was essentially flat with the prior year. The company expects the lower interest expense to continue into 2000, as debt levels were reduced in the second half.

In the fourth quarter, the company completed a re-evaluation of remaining reserves established in 1997 for restructuring initiatives and determined that certain actions contemplated at that time will not occur. Accordingly, the company recorded one-time special credits to income of $62 million pre-tax, or $.44 per diluted share after-tax, reversing reserves established for such actions.

At the same time, plans were completed for new initiatives designed to achieve productivity gains. These included facility closures, related relocation of production, personnel reductions, outsourcing of non-core activities and related asset impairments. In addition, a review of financial routines, operating mechanisms and systems in the Mechanics Tools businesses was completed. As a result of these plans and reviews, one-time special charges to income of $61 million pre-tax, or $.43 per diluted share after-tax, were recorded. The sum of these credits and charges increased overall reported earnings by $1 million pre-tax, or $.01 per diluted share after-tax.

                               Page 6 of 18 Pages

For the full year 1999, the company reported net sales, excluding special credits and charges, of $2,755 million, a 1% increase over $2,729 million in 1998. Net income for 1999, excluding the aforementioned special charges and credits as well as restructuring- related transition costs in the first two quarters, was $185 million or $2.06 per diluted share in 1999. In 1998, core net income was $193 million or $2.14 per diluted share.

The company reported that fourth quarter cash generated by operations was $70 million, essentially matching the 1998 level. Mr. Trani added: "While we did realize improvements in working capital this quarter, they were not as significant as we expected, in part due to the aforementioned industrial distribution conversion. Nonetheless, cash flow from operations was a strong $222 million in 1999 versus $56 million in 1998.

"Since mid-1999 when the restructuring-related transition costs essentially ended, we have generated over $162 million cash from operations, as compared with $60 million in the first half of the year. We have every expectation that this year will show greater working capital efficiency and enhanced cash generation."

Tools sales of $532 million were 1% higher than the fourth quarter of 1998. Particular strength occurred in U.S. hand tools, consumer mechanics tools, Mac Tools, consumer storage (ZAG) and hydraulic tools, offset by lower sales in Europe, primarily in hand tools and fastening systems. European sales were impacted by $8 million of negative foreign currency, versus a $3 million positive impact in 1998. Tools segment operating margin, excluding special credits and charges, was 11.3% compared with 11.4% in the same period last year. Productivity gains offset the aforementioned industrial distribution conversion.

Doors sales increased 7% to $159 million, led by continued double- digit growth of U.S. residential entry doors and home decor products. Doors segment operating profit decreased to 5.7% of sales, versus 8.6% in the same period last year, due to year-end volume rebates in the doors business and costs associated with meeting customer delivery requirements in access technologies.

The company also announced today that its Board of Directors approved a first quarter regular dividend of $.22 per share on the company's common stock. The dividend is payable on Friday, March 24, 2000 to shareholders of record at the close of business on Monday, March 6, 2000.

                               Page 7 of 18 Pages

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools and doors and related hardware products for professional, industrial and consumer use.

Contact:    Gerard J. Gould                Vance N. Meyer
            Director, Investor Relations   Director, Communications
                                             & Public Affairs

            (860) 827-3833 office          (860) 827-3871 office
            (860) 658-2718 home            (203) 795-0581 home
            ggould@stanleyworks.com

This press release contains forward looking statements as to the company's ability: (i) to lower the overall cost structure to become more competitive,
(ii) to obtain sales growth from the implementation of its new sales and marketing programs and (iii) to drive working capital efficiency and generate cash. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available on the company's internet web site at http://www.stanleyworks.com. Alternatively, they are available through PR Newswire's "Company News On-Call" service by FAX at 800-758-5804, ext. 874363 or on the internet at http://www.prnewswire.com.

                               Page 8 of 18 Pages





                       THE STANLEY WORKS AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (Unaudited, Millions of Dollars Except Per Share Amounts)


                                                           Fourth Quarter                  Twelve Months
                                                    ----------------------------  -----------------------------
                                                             1999           1998            1999           1998
                                                    -------------   ------------  --------------  -------------

NET SALES                                             $     690.6       $  675.8      $  2,751.8      $ 2,729.1

COSTS AND EXPENSES
                            Cost of sales                   460.5          455.7         1,813.9        1,792.8
      Selling, general and administrative                   180.8          174.8           703.0          684.7
                           Interest - net                     6.0            5.7            27.9           23.1
                              Other - net                    (3.3)           3.5            (2.5)          13.1
                     Restructuring credit                   (21.3)             -           (21.3)             -
                                                                                  --------------
                                                            622.7          639.7         2,521.0        2,513.7
                                                    -------------   ------------  --------------  -------------
EARNINGS BEFORE INCOME                                       67.9           36.1           230.8          215.4
TAXES

                             Income Taxes                    23.8           10.3            80.8           77.6
NET EARNINGS                                         $       44.1      $    25.8     $     150.0     $    137.8
                                                    =============   ============  ==============  =============

NET EARNINGS PER SHARE
           OF COMMON STOCK
                                    Basic            $       0.49      $    0.29    $       1.67    $      1.54
                                                    =============   ============  ==============  =============

                                  Diluted            $       0.49      $    0.29    $       1.67    $      1.53
                                                    =============   ============  ==============  =============

DIVIDENDS PER SHARE                                  $       0.22       $  0.215    $       0.87    $      0.83
                                                    =============   ============  ==============  =============

AVERAGE SHARES OUTSTANDING
 (in thousands)
                                    Basic                  89,942         89,375          89,626         89,408
                                                    =============   ============  ==============  =============

                                  Diluted                  90,159         89,745          89,887         90,193
                                                    =============   ============  ==============  =============






                               Page 9 of 18 Pages




                       THE STANLEY WORKS AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (Unaudited, Millions of Dollars)


                                                               January 1                 January 2
                                                                  2000                     1999
                                                              ------------             -------------

             ASSETS

                  Cash and cash equivalents                    $      88.0           $      110.1
                        Accounts receivable                          546.1                   517.0
                                Inventories                          381.2                   380.9
                       Other current assets                           75.7                    78.4
                           Total current assets                    1,091.0                 1,086.4
                                                              ------------             -------------
                Property, plant and equipment                        520.6                   511.4
                Goodwill and other intangibles                       185.2                   196.9
                               Other assets                           93.8                   138.2
                                                               $   1,890.6              $  1,932.9
                                                              ============             =============


             LIABILITIES AND SHAREOWNERS' EQUITY
                      Short-term borrowings                    $     157.0            $      222.0
                           Accounts payable                          225.0                   172.1
                           Accrued expenses                          311.0                   308.0
                                    Total current liabilities        693.0                   702.1
                                                              ------------             -------------
                             Long-term debt                          290.0                   344.8
                Other long-term liabilities                          172.2                   216.6
                        Shareowners' equity                          735.4                   669.4
                                                                $  1,890.6             $   1,932.9
                                                              ============             =============











                               Page 10 of 18 Pages




                       THE STANLEY WORKS AND SUBSIDIARIES
                          SUMMARY OF CASH FLOW ACTIVITY
                        (Unaudited, Millions of Dollars)

                                                                   Fourth Quarter                 Twelve Months
                                                            ----------------------------   ----------------------------
                                                                 1999            1998            1999           1998
                                                             ------------    ------------   -------------   ------------
OPERATING ACTIVITIES
                                            Net earnings      $  44.1         $   25.8       $  150.0        $ 137.8
                           Depreciation and amortization         19.4             21.6           85.6           79.7
                                    Other non-cash items         26.6             20.8           36.4           32.5
                              Changes in working capital         22.1             48.8          (25.1)        (112.1)
        Changes in other operating assets and liabilities       (42.5)           (46.6)         (24.6)         (81.7)
                                                            ------------    ------------   -------------   ------------
                Net cash provided by operating activities        69.7             70.4          222.3            56.2

INVESTING AND FINANCING ACTIVITIES
                        Capital and software expenditures       (21.1)            (23.3)       (102.9)          (64.7)
                            Proceeds from sales of assets        (1.9)              0.6          35.1            12.8
                                   Business acquisitions             -                -             -           (99.9)
                                  Net borrowing activity        (65.8)             13.8         (96.5)          147.6
                                  Net stock transactions         (4.0)             (1.3)        (10.4)          (20.1)
                           Proceeds from swap termination            -                -          13.9               -
                           Cash dividends on common stock       (20.6)            (19.2)        (78.5)          (73.9)
                                                   Other          0.2               3.9          (5.1)           (0.1)
                                                            ------------    ------------   -------------   ------------
     Net cash used by investing and financing activities       (113.2)            (25.5)       (244.4)          (98.3)


Increase (Decrease) in Cash and Cash Equivalents                (43.5)             44.9         (22.1)          (42.1)

Cash and Cash Equivalents, Beginning of Period                  131.5              65.2         110.1           152.2
                                                            ------------    ------------   -------------   ------------

Cash and Cash Equivalents, End of Fourth Quarter              $  88.0       $     110.1    $     88.0      $    110.1
                                                            ============    ============   =============   ============












                               Page 11 of 18 Pages




                       THE STANLEY WORKS AND SUBSIDIARIES
                          BUSINESS SEGMENT INFORMATION
                        (Unaudited, Millions of Dollars)


                                                        Fourth Quarter                      Twelve Months
                                                ------------------------------      ------------------------------
                                                         1999             1998              1999              1998
                                                -------------     ------------      ------------      ------------

INDUSTRY SEGMENTS
Net Sales

    Tools                                       $      532.1      $     527.5        $  2,116.2        $  2,107.8
    Doors                                              158.5            148.3             635.6             621.3
                                                -------------     ------------      ------------      ------------
    Consolidated                                $      690.6      $     675.8        $  2,751.8        $  2,729.1
                                                =============     ============      ============      ============


Operating Profit

    Tools                                       $       40.2      $      60.3       $     248.1        $    278.6
    Doors                                                9.1             12.8              41.7              58.9
                                                -------------     ------------      ------------      ------------
                                                        49.3             73.1             289.8             337.5
      Restructuring-related transition and
       other non-recurring (costs) credits              21.3            (27.8)            (33.6)            (85.9)
                            Interest - net              (6.0)            (5.7)            (27.9)            (23.1)
                               Other - net               3.3             (3.5)              2.5             (13.1)
                                                -------------     ------------      ------------      ------------
              Earnings before income taxes       $      67.9      $      36.1      $      230.8       $     215.4
                                                =============     ============      ============      ============


















                               Page 12 of 18 Pages

                                                             Exhibit (20) (ii)

                              CAUTIONARY STATEMENTS
           Under the Private Securities Litigation Reform Act of 1995

The statements in the company's press release issued today regarding the company's ability (1)to lower the overall cost structure to become more competitive, (2) to obtain sales growth from the implementation of sales and marketing programs and (3) to drive working capital efficiency and continue to generate cash are forward looking and inherently subject to risk and uncertainty.

The company's ability to lower its cost structure is dependent on the success of various initiatives that are underway or that are being developed to improve manufacturing operations and to implement related control systems. The success of these initiatives is dependent on the company's ability to increase the efficiency of its routine business processes, to develop and implement process control systems, to develop and execute comprehensive plans for facility consolidations, the availability of vendors to perform outsourced functions, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events.

The company's ability to achieve sales growth through the implementation of sales and marketing programs designed to increase retail sell through is dependent upon a number of factors, including: (1) the ability to recruit and retain a sales force comprised of employees and manufacturers reps to implement the sales and marketing programs, (2) the ability of these programs to stimulate demand for products, (3) the ability of the current sales force to adapt to changes made in the sales organization and maintain adequate customer coverage and (4) the ability of the company to fulfill increased demand for its products. The company's ability to achieve sales growth from the sale of new products will depend on the acceptance of those products in the marketplace and the company's ability to satisfy demand for the new products.

The  company's  ability to drive  working  capital  efficiency  and  continue to generate free cash flow is dependent on the continued success of the improvements in manufacturing operations in eliminating the inefficiencies and customer service issues that have plagued the company over the last year and a half as well as the company's ability to control operating expenses.

                               Page 13 of 18 Pages

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, increasing competition, changes in trade,
monetary  and  fiscal   policies   and  laws,   inflation,   currency   exchange
fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products and recessionary or expansive trends in the economies of the world in which the company operates.

                               Page 14 of 18 Pages

                                                               Exhibit 20 (iii)
                                 [Stanley Logo]

                                The Stanley Works
                 Fourth Quarter 1999 Financial Statement Review

                               Questions & Answers

1. Setting aside the one-time special credits and charges in Q4 1999 and the restructuring-related transition and other costs in Q4 1998, how do the underlying income statements for these two periods compare?

Attached is a supplemental schedule, entitled "Supplemental Schedule A", which compares the income statements both excluding and including these unusual items.

2. How were the restructuring credits and charges recorded within the company's income statement? I.e. which line items were impacted and by how much?

Attached is a supplemental schedule, entitled "Supplemental Schedule B", which depicts the impacts upon each income statement line. This schedule has individual columns for 1999's restructuring credits, restructuring charges and other charges, as well as 1998's transition and Y2k costs.

3. How much was the impact of the new distribution system installation upon shipments in the 4th quarter?

This installation temporarily interrupted the pace of shipments. Aside from the sales decline in the industrial mechanics tools business, total Stanley Works sales increased nearly 5% over the fourth quarter of 1998, excluding effects of special credits and charges.

4. What were the components of 4th quarter net interest?

Interest, net                    Q4 1999           Q4 1998
Interest expense                  $7.6MM            $8.9MM           -15%
Interest income                   (1.6MM)           (3.2MM)
                                  $6.0MM            $5.7MM           + 5%





                               Page 15 of 18 Pages

5. What were segment profits aside from the 1999 special charges?

Segment                                        Q4 1999           Q4 1998

Tools             Reported                     $40.2MM           $60.3MM
                  Special charges               20.1MM              -
                                               $60.3MM           $60.3MM
                  % of segment sales            11.3%              11.4%

Doors             Reported                    $  9.1MM           $12.8MM
                  Special charges               -                   -
                                              $  9.1MM           $12.8MM
                  % of segment sales             5.7%              8.6%

































                               Page 16 of 18 Pages


                             Supplemental Schedule A
                       THE STANLEY WORKS AND SUBSIDIARIES
                      Consolidated Statements of Operations
                          Fourth Quarters 1999 vs. 1998
                      (in millions, except per-share data)


          EXCLUDING ONE-TIME
      CREDITS & CHARGES IN 1999
                 vs.
            "CORE" IN 1998
--------------------------------------

                                                                                          AS REPORTED
                                                                           ------------------------------------------

                                                            % Increase /                                  % Increase /
                                   1999          1998        (Decrease)          1999          1998        (Decrease)
                              ---------------------------- --------------   ---------------------------- --------------

Net sales                         $    693.4         675.8       3%             $    690.6         675.8       2%
Cost of sales                          448.9         451.0       0%                  460.5         455.7       1%
                              ----------------------------                  ----------------------------
Gross margin                           244.5         224.8       9%                  230.1         220.1       5%
                                        35.3%         33.3%                           33.3%         32.6%
Selling, general and

administrative expenses                170.2         151.6      12%                  180.8         174.8       3%
                              ----------------------------                  ----------------------------
                                       24.5%         22.4%                            26.2%         25.9%

Operating income                       74.3          73.2        2%                    49.3         45.3       9%

                                       10.7%         10.8%                             7.1%          6.7%

Interest, net                           6.0           5.7        5%                     6.0          5.7       5%
Restructuring credit                      -             -                             (21.3)           -
Other, net                              1.6           3.5      -54%                    (3.3)         3.5    -194%
                              ----------------------------                  ----------------------------

Earnings before income

taxes                                  66.7          64.0        4%                   67.9         36.1        88%
                                        9.6%          9.5%                             9.8%         5.3%

Income taxes                            23.3         19.5       19%                   23.8          10.3      131%

                              ----------------------------                  ----------------------------
  % tax rate                           35.0%         30.4%                           35.0%         28.5%

Net earnings                             43.4          44.5     -2%                  44.1          25.8       71%
                              ============================                  ============================
                                        6.3%          6.6%                            6.4%          3.8%

Ave. shares outstanding

(diluted)                             90.159        89.745                          90.159         89.745
Earnings Per Share
(diluted)                       $       0.48         0.50      -4%              $     0.49    $     0.29      69%
                              ============================               ===============================


                               Page 17 of 18 Pages



                             Supplemental Schedule B
                       THE STANLEY WORKS AND SUBSIDIARIES
                      Consolidated Statements of Operations
                          Fourth Quarters 1999 vs. 1998
                      (in millions, except per-share data)
                                    Unaudited

                          Excluding     Reversal    Restructuring                            Restructuring-
                           Special       of 1997       & Other                                  Related
                           Credits    Restructuring    Special                                Transition &
                          & Charges     Reserves       Charges     Reported         "Core"     Y2k Costs     Reported
                        ---------------------------------------------------      ---------- --------------------------

Net sales                   $   693.4                  $  (2.8)    $ 690.6        $675.8       $    -        $  675.8
Cost of sales                   448.9                     11.6       460.5         451.0          4.7           455.7
                        --------------------------------------------------        ------------------------------------
Gross margin                    244.5                    (14.4)      230.1         224.8         (4.7)          220.1
                                 35.3%                                              33.3%
Selling, general and
administrative

Expenses                        170.2                     10.6     $ 180.8         151.6         23.2           174.8
                        ---------------------------------------------------      ------------------------------------
                                24.5%                                              22.4%

Operating income                 74.3                    (25.0)       49.3         73.2         (27.9)           45.3
                                 10.7%                                             10.8%

Interest, net                     6.0                                  6.0          5.7             -             5.7
Restructuring credit                -        (61.8)        40.5      (21.3)
Other, net                        1.6            -        (4.9)       (3.3)         3.5             -             3.5
                        ----------------------------------------------------      ------------------------------------

Earnings before

income taxes                     66.7          61.8        (60.6)     67.9          64.0         (27.9)          36.1
                                  9.6%

Income taxes                     23.3          21.6        (21.2)     23.8          19.5          (9.2)          10.3
                        ----------------------------------------------------      ------------------------------------
  % tax rate                    35.0%                                35.0%          30.4%                        28.5%

Net earnings                $   43.4     $     40.2    $   (39.4)  $ 44.1         $  44.5         (18.7)     $   25.8
                        ============= ======================================      ========== ==========================
                                      6.3%

Ave. shares
outstanding

         (diluted)             90.159        90.159         90.159   90.159           89.745        89.745      89.745
Earnings Per Share
(diluted)                  $     0.48    $     0.44    $     (0.43) $  0.49       $    0.50    $    (0.21)  $     0.29
                        ============= ======================================      =============== ==========================



                                                Page 18 of 18 Pages